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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Wilmar Industries, Inc. on Form S-8 of our report on the financial statements of HMA Enterprises, Inc. for the year ended February 29, 1996, dated May 30, 1996 and contained in Registration Statement No. 333-07845 of Wilmar Industries, Inc. on Form S-2 under the Securities Act of 1933. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Houston, Texas

January 10, 1997


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